As filed with the Securities and Exchange Commission on April 21, 2010
Registration File No. 333-133155

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
POST-EFFECTIVE AMENDMENT NO. 4
TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING USA ANNUITY AND LIFE INSURANCE COMPANY

IOWA
(State or other jurisdiction of incorporation or organization)
6355
(Primary Standard Industrial Classification Code Number)
41-0991508
(I.R.S. Employer Identification No.)

ING
1475 Dunwoody Drive
West Chester, PA 19380-1478
(610) 425-3400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John S. (Scott) Kreighbaum, Esq.
ING
1475 Dunwoody Drive
West Chester, PA 19380-1478
(610) 425-3404
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act of 1933 check the following box	[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, check the following box and list the Securities Act registration statement number of
the earlier effective registration statement for the same offering	[ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering	[ ]

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering	[ ]

PART I
INFORMATION REQUIRED IN PROSPECTUS

ING USA Annuity and Life Insurance Company

Deferred Modified Guaranteed Annuity Prospectus

ING GoldenSelect Guarantee Annuity

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April 30, 2010

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This prospectus describes ING GoldenSelect Guarantee Annuity, a group and individual deferred modified guaranteed annuity contract (the “Contract”) offered by ING USA Annuity and Life Insurance Company (“ING USA,”
the “Company,” “we” or “our”). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment (“qualified Contracts”) as well as those that do not qualify for such treatment (“non-qualified Contracts”). We do not offer this Contract for sale to new purchasers.

The Contract provides a means for you to invest your single premium payment in the fixed account with guaranteed interest periods. Your contract value will vary to reflect interest credited. We will credit your contract value with a fixed rate of interest. We set the interest rates periodically. We generally offer several guaranteed interest periods. We may offer additional guaranteed interest periods in some or all states, may not offer all guaranteed interest periods on all contracts, and the rates for a given guaranteed interest period may vary among contracts. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out before the applicable maturity date, we will apply a market value adjustment (“Market Value Adjustment”). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a
Market Value Adjustment. A surrender charge may also apply to withdrawals from your contract.

For Contracts sold in some states, not all guaranteed interest periods are available. You have a right to return a
Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payment you paid), or, if required by your state, the original amount of your premium payment.
Longer free look periods apply in some states and in certain situations.

Replacing an existing annuity with the Contract may not be beneficial to you. Your existing annuity may be subject to fees or penalties on surrender, and the Contract may have new charges.

This prospectus provides information that you should know before investing and should be kept for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency.

We pay compensation to broker/dealers whose registered representatives sell the Contract. See “Other
Contract Provisions – Selling the Contract,” for further information about the amount of compensation we pay.

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INDEX OF SPECIAL TERMS

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

Special Term	Page
Annuitant	6
Annuity Start Date	6
Cash Surrender Value	9
Contract Date	6
Contract Owner	6
Contract Value	8
Contract Year	6
Free Withdrawal Amount	13
Market Value Adjustment	5

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

Term Used in This Prospectus	Corresponding Term Used in the Contract
Annuity Start Date	Annuity Commencement Date
Contract Owner	Owner or Certificate Owner
Contract Value	Accumulation Value
Free Look Period	Right to Examine Period
Guaranteed Interest Period	Guarantee Period
Withdrawals	Partial Withdrawals

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FEES AND EXPENSES

Contract Owner Transaction Expenses* Surrender Charge:

Complete Years Elapsed	0	1	2	3	4	5	6	7	8+
Since Start of Guarantee Period
Surrender Charge	8%	7%	6%	5%	4%	3%	2%	1%	0%

* A Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your surrender amount. In addition, if you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax charge of 0% to 3.5% to pay to your state.

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Overnight Charge. You may choose to have the $20 charge for overnight delivery deducted from the amount of withdrawal you would like sent to you by overnight delivery service.

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ING USA ANNUITY AND LIFE INSURANCE COMPANY

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ING USA Annuity and Life Insurance Company is an Iowa stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. ING USA is a wholly owned subsidiary of Lion Connecticut
Holdings Inc. (“Lion Connecticut”), which in turn is a wholly owned subsidiary of ING Groep N.V. (“ING”), a global financial services holding company based in The Netherlands. ING USA is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. Although we are a subsidiary of ING, ING is not responsible for the obligations under the Contract. The obligations under the Contract are solely the responsibility of ING USA Annuity and Life Insurance Company.

Directed Services LLC, the distributor of the Contracts is also a wholly owned indirect subsidiary of ING.

As part of a restructuring plan approved by the European Commission, ING has agreed to separate its banking and insurance businesses by 2013. ING intends to achieve this separation over the next four years by divestment of its insurance and investment management operations, including the Company. ING has announced that it will explore all options for implementing the separation including initial public offerings, sales or combinations thereof.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Regulatory Matters
As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

Insurance and Retirement Plan Products and Other Regulatory Matters. Federal and state regulators, and self-regulatory agencies are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest; sales and marketing practices (including sales to seniors); specific product types (including group annuities and indexed annuities); and disclosure. The Company and certain of its U.S.
affiliates have received formal and informal requests in connection with such investigations, and have cooperated and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly

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affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues. Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision;
arrangements with service providers; pricing; compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Action has been or may be taken by regulators with respect to the Company or certain affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject the Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S.-based operations, including the Company.

Product Regulation. Our products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of governmental and self-regulatory authorities. Specifically, U.S. federal income tax law imposes requirements relating to nonqualified annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. (See “Federal Tax Considerations” for further discussion of some of these requirements.) Failure to administer certain nonqualified contract features (for example, contractual annuity start dates in nonqualified annuities) could affect such beneficial tax treatment. In addition, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex tax, securities, or insurance requirements could subject the Company to administrative penalties, unanticipated remediation, or other claims and costs.

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FINANCIAL STATEMENTS

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The audited financial statements of ING USA Annuity and Life Insurance Company are incorporated by reference into this prospectus.

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THE FIXED ACCOUNT

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Assets supporting your contract value are invested in our Fixed Account. Your premium payment (less withdrawals and less applicable premium taxes, if any) will earn interest at the initial guarantee rate which is an annual effective rate of interest. You may select the duration of your initial guarantee period from among the durations offered by
us. The duration you select will determine your initial guarantee rate. We currently offer guaranteed interest periods of 5, 6, 7, 8, 9 and 10 years, although we may not offer all these periods in the future or through all broker-
dealers. We may offer additional guaranteed interest periods in some or all states, may not offer all guaranteed interest periods on all contracts, and the rates for a given guaranteed interest period may vary among contracts. We will credit your premium payment with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the last contract year in the guarantee period.

If you surrender, withdraw, or annuitize your investment before the 30-day period prior to the end of the guaranteed interest period, we will apply a Market Value Adjustment to the amount of the transaction in excess of the free withdrawal amount. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment.

Assets supporting your contract value are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract are registered under the Securities Act of 1933, but the
Fixed Account is not registered under the 1940 Act.

Selecting a Guaranteed Interest Period
A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your contract value.
We may at any time decrease or increase the number of guaranteed interest periods offered.

Your contract value is the sum of your premium payment and the interest credited as adjusted for any withdrawals
(including any Market Value Adjustment applied to such withdrawal) or other charges we may impose. Your contract value will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

Guaranteed Interest Rates
The interest rate to be credited to your contract value is guaranteed as long as you do not take your money out until the period beginning 30 days before the applicable maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor’s rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

Renewal Interest Rates
Unless you elect to surrender your contract, a subsequent guarantee period will automatically begin at the end of a guarantee period. We may not offer the same guarantee interest periods for renewal as for initial periods. If offered at the time of your renewal, each subsequent guarantee period will be of the same duration as the previous guarantee period unless you elect in writing, on any day within the 30-day period preceding the end of the current guarantee period, a guarantee period of a different duration from among those offered by us at that time. At least 20 calendar days before the maturity date of the current guarantee period, or earlier if required by state law, we will send you a

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notice of the guaranteed interest periods that are available. If you do not elect a different guarantee period, and your current guaranteed interest period is not available as a renewal period or would go beyond the annuity start date, we will transfer your contract value to the next shortest guaranteed interest period which does not go beyond the annuity start date. Your contract value will then earn interest at a guarantee rate that we have declared for that duration.
The guarantee rate for the guarantee period automatically applied in these circumstances may be higher or lower than the guarantee rate for longer durations.

The contract value at the beginning of any renewal guarantee period will be equal to the contract value at the end of the guarantee period just ending. This contract value, less withdrawals made after the beginning of the subsequent guarantee period, will earn interest compounded annually at the renewal guarantee rate.

Withdrawals
During the accumulation phase, you may withdraw a portion of your contract value. Beginning 28 days after the contract date, you may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, under our systematic withdrawal option. A withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see “Charges and Fees”). Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

Market Value Adjustment
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a
Market Value Adjustment to amounts in excess of the free withdrawal amount (i) whenever you withdraw money
(unless made within the 30 day period before the maturity date of the applicable guaranteed interest period) and (ii)
if on the annuity start date a guaranteed interest period does not end on or within 30 days of the annuity start date.
The Market Value Adjustment resets at the start of each guarantee period.

We determine the Market Value Adjustment by multiplying the amount you withdraw or apply to an income plan by the following factor:

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(1+I	.	N/365	-1*
1+J+.0050)

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where:

“I” is the Index Rate (as defined below), determined at the beginning of the current guarantee period;

“J” is the Index Rate, determined at the time of surrender or withdrawal for a security with time to maturity equal to the number of years (fractional years rounded up to the next full year) remaining in the guarantee period from the date of surrender or withdrawal; and

“N” is the number of days from the date of surrender or withdrawal to the end of the current guarantee period.

* For contracts issued in Florida, the factor is [(1+I)/(1+J+.0025)]N/365 – 1.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to an applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the
Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender or annuitization, we will add or subtract any
Market Value Adjustment from the amount surrendered or annuitized. In the event of a partial withdrawal or

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annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value, we will consider your request to be a full surrender or annuitization.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

THE ANNUITY CONTRACT

The Contract described in this prospectus is a deferred fixed annuity contract. The Contract provides a means for you to invest in the Fixed Account of the Company.

Contract Date and Contract Year
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

Annuity Start Date
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

Contract Owner
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner’s estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

Joint Owner
For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect.
Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner.

Annuitant
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant’s age determines when the income phase must begin and the amount of the annuity payments to be paid.
You are the annuitant unless you choose to name another person. The annuitant may not be changed after the
Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

When the annuitant dies before the annuity start date, the contract owner will become the annuitant. In the event of joint owners, the youngest will be the contingent annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

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If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant’s estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if the contract owner is not an individual.

Beneficiary
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds. The beneficiary may become the successor contract owner if the contract owner who is a spouse (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner’s estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries, unless you indicate otherwise in writing.

Change of Contract Owner or Beneficiary
During the annuitant’s lifetime, you may transfer ownership of a non-qualified Contract. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. Please date your requests. The change will be effective as of the day we receive the request. The change will not affect any payment made or action taken by us before recording the change.

A change of owner likely has tax consequences. See “Federal Tax Considerations” in this prospectus.

You have the right to change beneficiaries during the annuitant’s lifetime unless you have designated an irrevocable beneficiary. In the event of a death claim, we will honor the form of payment of the death benefit specified by the beneficiary to the extent permitted under Section 72(s) of the Internal Revenue Code (the “Tax Code”). If you have designated an irrevocable beneficiary, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract. You may also restrict a beneficiary’s right to elect an annuity option or receive a lump sum payment. If so, such rights or options will not be available to the beneficiary. In the event of joint owners, all must agree to change a beneficiary.

All requests for changes must be in writing and submitted to our Customer Service Center. Please date your requests. The change will be effective as of the day we receive the request. The change will not affect any payment made or action taken by us before recording the change.

Purchase and Availability of the Contract
We will issue a Contract only if both the annuitant and the contract owner are age 80 or younger at the time of application. The single premium payment must be $5,000 or more ($1,500 for qualified Contracts). Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial premium requirement for certain group or sponsored arrangements. Any premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract: (1) if you are looking for a short-term investment; (2) if you cannot risk getting back less money than you put in; or (3) if your assets are in a plan which provides for tax-
deferral and you see no other reason to purchase this Contract. When considering an investment in the

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Contract, you should consult with your investment professional about your financial goals, investment time horizon and risk tolerance.

Replacing an existing insurance contract with this Contract may not be beneficial to you. Before purchasing the Contract, determine whether your existing contract will be subject to any fees or penalties upon surrender. Also, compare the fees, charges, coverage provisions and limitations, if any, of your existing contract with those of the Contract described in this prospectus.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other features and benefits including death benefits and the ability to receive a lifetime income. You should not purchase a qualified Contract unless you want these other features and benefits, taking into account their cost. See “Charges and Fees” in this prospectus.

Crediting of Premium Payment
We will process your premium payment within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. In certain states we also accept premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed. If you choose to have us hold the premium payment, it will be held in a non-interest bearing account.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

1)	If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.
2)	If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with a Contract Acknowledgement and Delivery Statement for your execution. Until our Customer Service Center receives the executed Contract Acknowledgement and Delivery Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

We may also refuse to accept certain forms of premium payments or loan repayments, if applicable, (traveler’s checks, for example) or restrict the amount of certain forms of premium payments or loan repayments. In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning your premium payment and not issuing the contract.

Administrative Procedures
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. Please be advised that the risk of a fraudulent transaction is increased with telephonic or electronic instructions (for example, a facsimile withdrawal request form), even if appropriate identifying information is provided.

Contract Value

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We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of the premium payment plus credited interest, minus any withdrawals (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes. If you surrender your contract during the 30-day period preceding a maturity date, you will receive the contract value.

Cash Surrender Value
The cash surrender value is the amount you receive when you surrender the Contract, other than during the 30-day period prior to a maturity date. The cash surrender value will fluctuate daily based on the interest credited to the contract value and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any surrender charge, any charge for premium taxes, and any other charges incurred but not yet deducted.

Surrendering to Receive the Cash Surrender Value
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service
Center. We will determine and pay the cash surrender value after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59½ may result in a 10% tax penalty. See “Federal Tax Considerations” for more details.

The Fixed Account
The Fixed Account is a segregated asset account which contains the assets that support a contract owner’s contract value. See “The Fixed Account” for more information.

Other Important Provisions
See “Withdrawals,” “Death Benefit,” “Charges and Fees,” “The Annuity Options” and “Other Contract Provisions”
in this prospectus for information on other important provisions in your Contract.

WITHDRAWALS

Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that your contract value after the withdrawal must equal or exceed $1,000 or we will treat the withdrawal request as a request to surrender the Contract. We deduct a surrender charge if you surrender your
Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount is equal to the prior 12 months’ interest earned and not previously withdrawn. The surrender charge varies by the length of the guarantee period selected, beginning with 8% during year 1 and reducing by 1% per year to the end of the guarantee period. No surrender charge is imposed upon a surrender made during the 30-day period immediately preceding the end of a guarantee period. The surrender charge period resets at the beginning of each guarantee period. It is charged against the contract value and is based on the amount of the withdrawal.

We will apply a Market Value Adjustment to any withdrawal in excess of the free withdrawal amount taken prior to the 30-day period before the maturity date. Definitive guidance on the proper federal tax treatment of the market value adjustment has not been issued. You may want to discuss the potential tax consequences of a market value adjustment with your tax adviser. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payment made.

Upon surrender, surrender charges and a Market Value Adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender.

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We offer the following three withdrawal options:

Regular Withdrawals
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a surrender charge and Market Value Adjustment to any regular withdrawal in excess of the free withdrawal amount that is taken prior to the 30-day period before the maturity date.

Systematic Withdrawals
You may choose to receive automatic systematic withdrawal payments. Systematic withdrawals are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic
Withdrawal Feature discussed below and the payments exceed the free withdrawal amount. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t)
distributions.

Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as they start at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is on or after the 28th day of the month, then your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of the interest earned and not previously withdrawn, but in either case is limited to interest earnings during the relevant period. If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable free withdrawal amount on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such free withdrawal amount. Thus, your fixed dollar systematic withdrawals will never exceed the free withdrawal amount. If you want fixed dollar systematic withdrawals to exceed the free withdrawal amount and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

Subject to availability, a spousal or non-spousal beneficiary may elect to receive death benefits as payments over the beneficiary’s lifetime (“stretch”). “Stretch” payments will be subject to the same limitations as systematic withdrawals, and non-qualified “stretch” payments will be reported on the same basis as other systematic withdrawals.

Fixed Dollar Systematic Withdrawal Feature. You may add the Fixed Dollar Systematic Withdrawal
Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section
72(q) or 72(t) distributions. You choose the amount of the fixed systematic withdrawals. We will assess a surrender charge and Market Value Adjustment on the withdrawal date if the withdrawal exceeds the free withdrawal amount on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

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Fixed dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the
Tax Code may exceed the free withdrawal amount. Such withdrawals are subject to surrender charges and Market
Value Adjustment when they exceed the applicable free withdrawal amount.

IRA Withdrawals
If you have a non-Roth IRA Contract and will be at least age 70½ during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made.
Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value
Adjustment.

Consult your tax adviser regarding the tax consequences associated with taking withdrawals. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59½ may result in a 10% penalty tax. See “Federal Tax Considerations” for more details.

DEATH BENEFIT

Death Benefit During the Accumulation Phase
During the accumulation phase, a death benefit is payable when either, the contract owner or the first of joint owners dies, or the annuitant dies (when a contract owner is not an individual). Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the
Contract. The death benefit is equal to the contract value. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our
Customer Service Center (“claim date”). Amounts could be reduced by a charge for premium taxes owed and withdrawals not previously deducted.

If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The death benefit value will not continue to accrue at the current guaranteed interest period rate, but will be credited with the rate being offered under new contracts at such time for

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the guarantee period elected by the beneficiary. Please note if your beneficiary elects a guarantee period of more than five years, the distribution may be subject to a Market Value Adjustment. The proceeds may be received in a single sum, applied to any of the annuity options, or, if available, paid over the beneficiary’s lifetime. (See
“Systematic Withdrawals” above). A beneficiary’s right to elect an income phase payment option or receive a lump-sum payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary.

If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. Unless you elect otherwise, the distribution will be made into an interest bearing account, backed by our general account, that is accessed by the beneficiary through a checkbook feature. The beneficiary may access death benefit proceeds at any time without penalty. We will generally distribute death benefit proceeds within 7 days after the claim date. For information on required distributions under federal income tax laws, you should see
“Required Distributions upon Contract Owner’s Death” below.

The death benefit applies on the first person to die of the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is the surviving spouse and elects to continue the
Contract.

Death Benefit During the Income Phase
If any contract owner or the annuitant dies after the annuity start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

Required Distributions upon Contract Owner’s Death
We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Tax Code.

If any contract owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner’s date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner’s date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner’s date of death.

Notwithstanding (a) and (b) above, if the sole contract owner’s beneficiary is the deceased owner’s surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner’s death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner’s beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by
ING USA will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse fails to make a timely election as described in this paragraph. If the owner’s beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner’s death.

Subject to availability, and our then current rules, a spousal or non-spousal beneficiary may elect to receive death benefits as payments over the life expectancy of the beneficiary (“stretch”). “Stretch” payments will be subject to the same limitations as systematic withdrawals, and non-qualified “stretch” payments will be reported on the same basis as other systematic withdrawals.

If we do not receive an election from a nonspouse owner’s beneficiary within the 1-year period after the contract owner’s date of death, then we will pay the death benefit to the owner’s beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner’s date of death. Such cash payment will be in full settlement of all our liability under the Contract.

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If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner’s rights granted under the Contract or allowed by us will pass to the contract owner’s beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner, and the surviving joint owner will become the beneficiary of the Contract.

CHARGES AND FEES

We deduct the Contract charges described below to compensate us for our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the
Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a
Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, including the mortality and expense risk charge and rider and benefit charges, we may use such profits to finance the distribution of Contracts.

Charges Deducted from the Contract Value
We deduct the following charges from your contract value:

Surrender Charge. We will deduct a contingent deferred sales charge (a “surrender charge”) if you surrender your Contract or if you take a withdrawal in excess of the free withdrawal amount during the guarantee period. The free withdrawal amount is equal to the prior 12 months’ interest earned and not previously withdrawn. The surrender charge is charged against the contract value and is based on the amount of the withdrawal. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since the beginning of the guarantee period.

The surrender charge varies by the length of the guarantee period selected, beginning with 8% during year 1 and reducing by 1% per year to the earlier of the end of the guarantee period or the 8th policy year. No surrender charge is imposed upon a surrender made during the 30-day period immediately preceding the end of a guarantee period.

The surrender charge period resets at the beginning of each guarantee period. Upon withdrawal, it is charged against the remaining contract value and is based on the amount of the withdrawal. Upon surrender, a surrender charge and a Market Value Adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

Complete Years Elapsed	0	1	2	3	4	5	6	7	8+
Since Start of Guarantee Period
Surrender Charge	8%	7%	6%	5%	4%	3%	2%	1%	0%

Waiver of Surrender Charge for Extended Medical Care. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within
90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us

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satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

Free Withdrawal Amount. No surrender charge or Market Value Adjustment applies to withdrawals made during the 30-day period prior to the end of a guarantee interest period. Also, the interest earned during the prior 12 months and not previously withdrawn may be withdrawn without a surrender charge or Market Value Adjustment.

Surrender Charge for Excess Withdrawals. We will deduct a surrender charge for excess withdrawals, which may include a withdrawal you make to satisfy required minimum distribution requirements under the Tax
Code. We consider a withdrawal to be an “excess withdrawal” when the amount you withdraw in any contract year exceeds the free withdrawal amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals and systematic withdrawals taken will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the
Contract and we will impose a surrender charge and any associated premium tax. Any excess withdrawal more than 30 days before a maturity date will trigger a Market Value Adjustment.

Premium Taxes. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the
Contract, when you take an excess withdrawal, or on the annuity start date.

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THE ANNUITY OPTIONS

Annuitization of Your Contract
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change your annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable market value adjustment on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner’s death or the annuitant’s death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option. In such a case, the payments will be based on the life expectancy of the beneficiary rather than the life of the annuitant. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen and the applicable payment rate used.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the

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form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate under applicable law), the total contract value applied, and the applicable payment rate.

Our approval is needed for any option where:

1)	The person named to receive payment is other than the contract owner or beneficiary;
2)	The person named is not a natural person, such as a corporation; or
3)	Any income payment would be less than the minimum annuity income payment allowed.

Selecting the Annuity Start Date
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant’s 90th birthday, or 10 years from the contract date, if later. For Contracts offered through representatives of Merrill Lynch,
Pierce, Fenner & Smith, Incorporated, the annuity start date must be on or before the annuitant’s 95th birthday. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant’s 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as after age 85, it is possible that the
Contract will not be considered an annuity for federal tax purposes. See “Federal Tax Considerations.” For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than
April 1st of the calendar year following the calendar year in which you attain age 70½ or, in some cases, retire.
Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

Frequency of Annuity Payments
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

The Annuity Options
We offer the 3 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable.

Option 1. Income for a Fixed Period. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59½.

Option 2. Income for Life with a Period Certain. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person’s age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

Option 3. Joint Life Income. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We

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guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date.
Annuity payments under other available options may be fixed and/or variable. If variable and subject to the
Investment Company Act of 1940 it will comply with requirements of such Act.

Payment When Named Person Dies
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ING USA. The amounts we will pay are determined as follows:

1)	For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments.
2)	Option 3, no amounts are payable after both named persons have died.

For other available options, the annuity option agreement will state the amount we will pay, if any.

OTHER CONTRACT PROVISIONS

Reports to Contract Owners
We will send you an annual report within 31 days after the end of each contract year. The report will show the contract value, cash surrender value, and the death benefit as of the end of the contract year. The report will also show the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our
Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you any other reports, notices or documents we are required by law to furnish to you.

Suspension of Payments
The Company reserves the right to delay payment for up to 6 months.

In Case of Errors in Your Application
If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

Assigning the Contract as Collateral
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary’s rights may be subject to the terms of the assignment. An assignment likely has federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

Contract Changes — Applicable Tax Law
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

Free Look
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any
Market Value Adjustment, and (ii) then we include a refund of any charges deducted from your contract value. The
Market Value Adjustment during the free look period is determined as described on page 5, but without adding .005 in the denominator of the formula. Because of the potential positive or negative effect of the Market Value
Adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the adjusted contract value) in which case you will not be subject to investment risk during the free look period. Your free look rights depend on the laws of

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the state in which you purchase the Contract. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request.

Special Arrangements
We may reduce or waive any Contract, rider, or benefit fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

Selling the Contract
Our affiliate, Directed Services LLC, 1475 Dunwoody Drive, West Chester, PA 19380 is the principal underwriter and distributor of the Contract as well as for other ING USA contracts. Directed Services LLC, a Delaware limited liability company, is registered with the SEC as a broker/dealer under the Securities Exchange Act of 1934, and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Directed Services LLC does not retain any commissions or compensation paid to it by ING USA for Contract sales.
Directed Services LLC enters into selling agreements with affiliated and unaffiliated broker/dealers to sell the
Contracts through their registered representatives who are licensed to sell securities and variable insurance products
(“selling firms”). Selling firms are also registered with the SEC and are FINRA member firms.

The following is a list of broker/dealers that are affiliated with the Company:

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·	Directed Services LLC	·	ING Funds Distributor, LLC
·	ING America Equities, Inc.	·	ING Investment Advisors, LLC
·	ING Financial Advisers, LLC	·	ING Investment Management Services LLC
·	ING Financial Markets LLC	·	ShareBuilder Securities Corporation
·	ING Financial Partners, Inc.	·	Systematized Benefits Administrators, Inc.

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Directed Services LLC pays selling firms compensation for the promotion and sale of the Contracts. Registered representatives of the selling firms who solicit sales of the Contracts typically receive a portion of the compensation paid by Directed Services LLC to the selling firm in the form of commissions or other compensation, depending on the agreement between the selling firm and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the Separate Account. We intend to recoup this compensation and other sales expenses paid to selling firms through fees and charges imposed under the Contracts.

Directed Services LLC pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments. Selling firms may receive commissions of up to 4.5% of premium payments. In addition, selling firms may receive ongoing annual compensation of up to 0.55% of all, or a portion, of values of Contracts sold through the firm. Individual representatives may receive all or a portion of compensation paid to their selling firm, depending on their firm’s practices. Commissions and annual compensation, when combined, could exceed 4.5% of total premium payments.

Directed Services LLC has special compensation arrangements with certain selling firms based on those firms’
aggregate or anticipated sales of the Contracts or other criteria. These special compensation arrangements will not be offered to all selling firms, and the terms of such arrangements may differ among selling firms based on various

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factors. Any such compensation payable to a selling firm will not result in any additional direct charge to you by us.

In addition to the direct cash compensation for sales of Contracts described above, Directed Services LLC may also pay selling firms additional compensation or reimbursement of expenses for their efforts in selling the Contracts to you and other customers. These amounts may include:

  Marketing/distribution allowances which may be based on the percentages of premium received, the aggregate commissions paid and/or the aggregate assets held in relation to certain types of designated insurance products issued by the Company and/or its affiliates during the year;
  Loans or advances of commissions in anticipation of future receipt of premiums (a form of lending to agents/registered representatives). These loans may have advantageous terms such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which terms may be conditioned on fixed insurance product sales;
  Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products. We also hold training programs from time to time at our expense;
  Sponsorship payments or reimbursements for broker/dealers to use in sales contests and/or meetings for their agents/registered representatives who sell our products. We do not hold contests based solely on the sales of this product;
  Certain overrides and other benefits that may include cash compensation based on the amount of earned commissions, agent/representative recruiting or other activities that promote the sale of policies; and
  Additional cash or noncash compensation and reimbursements permissible under existing law. This may include, but is not limited to, cash incentives, merchandise, trips, occasional entertainment, meals and tickets to sporting events, client appreciation events, business and educational enhancement items, payment for travel expenses (including meals and lodging) to pre-approved training and education seminars, and payment for advertising and sales campaigns.
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We may pay commissions, dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the Contract.

The following is a list of the top 25 selling firms that, during 2009, received the most compensation, in the aggregate, from us in connection with the sale of registered annuity contracts issued by us, ranked by total dollars received:

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1.	Morgan Stanley Smith Barney LLC	14.	National Planning Corporation
2.	LPL Financial Corporation	15.	Wells Fargo Advisors, LLC (Bank Channel)
3.	Merrill Lynch, Pierce, Fenner & Smith, Inc.	16.	Woodbury Financial Services Inc.
4.	ING Financial Partners Inc.	17.	Wells Fargo Investments LLC
5.	ING Financial Partners, Inc. CAREER	18.	Morgan Keegan and Company Inc.
6.	UBS Financial Services Inc.	19.	PrimeVest Financial Services Inc.
7.	ING Financial Advisers, LLC	20.	Wells Fargo SEC, LLC
8.	Wells Fargo Advisors, LLC	21.	Royal Alliance Associates Inc.
9.	Raymond James Financial Services Inc.	22.	Madison Avenue Securities Inc.
10.	Financial Network Investment Corporation	23.	SII Investments Inc.
11.	Chase Investment SVCS Corp	24.	First Allied Securities Inc.
12.	Securities America Inc.	25.	Securian Financial Services Inc.
13.	Multi-Financial Securities Corporation

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Directed Services LLC may also compensate wholesalers/distributors, and their sales management personnel, for
Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments and/or a percentage of Contract values. Directed Services LLC may, at its discretion, pay additional cash compensation to wholesalers/distributors for sales by certain broker-dealers or “focus firms.”

We do not pay any additional compensation on the sale or exercise of any of the Contract’s optional benefit riders offered in this prospectus.

This is a general discussion of the types and levels of compensation paid by us for sale of our variable annuity contracts. It is important for you to know that the payment of volume- or sales-based compensation to a selling firm or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another company, and may also provide a financial incentive to promote one of our contracts over another.

OTHER INFORMATION

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State Regulation
We are regulated by the Insurance Department of the State of Iowa. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

Legal Proceedings
The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of

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business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

Directed Services LLC, the principal underwriter and distributor of the contract, is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Some of these suits may seek class action status and sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Directed Services LLC is not involved in any legal proceeding which, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the contract.

Experts
The financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports, which are incorporated by reference, and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Further Information
This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the
Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference
Room of the SEC at:

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Securities and Exchange Commission 100 F Street, NE, Room 1580 Washington, DC 20549

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You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. More information on the operation of the Public Reference Room is available by calling the SEC at either
1-800-SEC-0330 or 1-202-942-8090.

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Our filings are available to the public on the SEC’s website at www.sec.gov. We also make our filings available on our website at www.ing-usa.com/us/aboutING/inginsuranceus/financialreports. (These uniform resource locators
(URLs) are inactive textual references only and are not intended to incorporate the SEC website or our website into this prospectus.) When looking for more information about the Contract, you may find it useful to use the number assigned to the registration statement under the Securities Act of 1933. This number is 333-133155.

Incorporation of Certain Documents by Reference
The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference the Annual Report on Form 10-
K for the year ended December 31, 2009. Form 10-K contains additional information about the Company and includes certified financial statements for the respective periods. Other than these reports, we were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.

You may request a free copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them). Please direct your request to:

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ING Customer Service Center P.O. Box 9271 Des Moines, Iowa 50306-9271 1-800-366-0066

Inquiries You may contact us directly by writing or calling us at the address or phone number shown above.

FEDERAL TAX CONSIDERATIONS

Introduction
This section discusses our understanding of current federal income tax laws affecting the contract. Federal income tax treatment of the contract is complex and sometimes uncertain. You should keep the following in mind when reading it:

Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;
Tax laws change. It is possible that a change in the future could affect contracts issued in the past;
This section addresses some but not all applicable federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, or any other tax provisions; and
We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

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We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser.
Types of Contracts: Non-Qualified or Qualified
The Contract may be purchased on a non-tax-qualified basis (non-qualified contracts) or purchased on a tax-
qualified basis (qualified contracts).

Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Tax Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify for special income tax treatment under
Sections 401, 408 or 408A, and some provisions of 403 and 457 of the Tax Code.

Effective January 1, 2009, except in the case of a rollover contribution as permitted under the Tax Code or as a result of an intra-plan exchange or plan-to-plan transfer described under the Final Regulations, contributions to a section 403(b) tax sheltered annuity contract may only be made by the Employer sponsoring the Plan under which the assets in your contract are covered subject to the applicable Treasury Regulations and only if the Company, in its sole discretion, agrees to be an approved provider.

Taxation of Non-Qualified Contracts

Premiums
You may not deduct the amount of your premiums to a non-qualified contract.

Taxation of Gains Prior to Distribution
Tax Code Section 72 governs taxation of annuities in general. We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to be eligible to receive deferral of taxation, the following requirements must be satisfied:

Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the
Tax Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the
Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Tax Code requirements, although no regulations interpreting these requirements have yet been issued. When such requirements are clarified by regulation or otherwise, we intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements.

Non-Natural Holders of a Non-Qualified Contract. If you are not a natural person, a non-qualified contract generally is not treated as an annuity for income tax purposes and the income on the contract for the taxable year is currently taxable as ordinary income. Income on the contract is any increase in the contract value over the
“investment in the contract” (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a non-natural person should consult with its tax adviser prior to purchasing the Contract. When the contract owner is not a natural person, a change in the annuitant is treated as the death of the contract owner.

Delayed Annuity Starting Date. If the Contract’s annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., after age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

Taxation of Distributions

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General. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner’s investment in the contract at that time. Investment in the contract is generally equal to the amount of all premiums to the contract, plus amounts previously included in your gross income as the result of certain loans, assignments or gifts, less the aggregate amount of non-taxable distributions previously made.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner’s investment in the contract (cost basis).

10% Penalty Tax. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

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made on or after the taxpayer reaches age 59½;
made on or after the death of a contract owner (the annuitant if the contract owner is a non-natural person);
attributable to the taxpayer’s becoming disabled as defined in the Tax Code;
made as part of a series of substantially equal periodic payments (at least annually) over your life or life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary; or
the distribution is allocable to investment in the contract before August 14, 1982.

The 10% penalty does not apply to distributions from an immediate annuity as defined in the Tax Code. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

Tax-Free Exchanges. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the “investment in the contract” in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

First, from any remaining “investment in the contract” made prior to August 14, 1982 and exchanged into the Contract;
Next, from any “income on the contract” attributable to the investment made prior to August 14, 1982;
Then, from any remaining “income on the contract;” and
Lastly, from any remaining “investment in the contract.”

The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. Pursuant to IRS guidance, receipt of withdrawals, surrenders or annuity payments
(annuitizations) from either the original contract or the new contract during the 12 month period following the partial exchange may retroactively negate the partial exchange. If the partial exchange is retroactively negated, the partial surrender of the original contract will be treated as a withdrawal, taxable as ordinary income to the extent of gain in the original contract and, if the partial exchange occurred prior to you reaching age 59½, may be subject to an additional 10% tax penalty. A taxable event may be avoided if requirements identified as a qualifying event are satisfied. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange or subsequent distribution within 12 months with your tax advisor prior to proceeding with the transaction.

Taxation of Annuity Payments. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected

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stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each subsequent annuity payment is subject to tax as ordinary income.

The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitizations as withdrawals rather than as annuity payments. Please consult your tax adviser before electing a partial annuitization.

Death Benefits. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a
Beneficiary has elected to maintain Contract value and receive payments.

Different distribution requirements apply if your death occurs:

After you begin receiving annuity payments under the Contract; or
Before you begin receiving such distributions.

If your death occurs after you begin receiving annuity payments, distributions must be made at least as rapidly as under the method in effect at the time of your death.

If your death occurs before you begin receiving annuity payments, your entire balance must be distributed within five years after the date of your death. For example, if you died on September 1, 2008, your entire balance must be distributed by August 31, 2013. However, if distributions begin within one year of your death, then payments may be made over one of the following timeframes:

Over the life of the designated beneficiary; or
Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, the contract may be continued with the surviving spouse as the new contract owner. If the contract owner is a non-natural person and the primary annuitant dies, the same rules apply on the death of the primary annuitant as outlined above for the death of a contract owner.

The Contract offers a death benefit that may exceed the greater of the premium payments and the contract value.
Certain charges are imposed with respect to the death benefit. It is possible that these charges (or some portion thereof) could be treated for federal tax purposes as a distribution from the Contract.

Assignments and Other Transfers. A transfer, pledge or assignment of ownership of a non-qualified contract, the selection of certain annuity dates, or the designation of an annuitant or payee other than an owner may result in certain tax consequences to you that are not discussed herein. The assignment, pledge or agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. Anyone contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser regarding the potential tax effects of such a transaction.

Immediate Annuities. Under Section 72 of the Tax Code, an immediate annuity means an annuity (1)
which is purchased with a single premium, (2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. While this Contract is not designed as an immediate annuity, treatment as an immediate annuity would have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-
natural persons, and for certain exchanges.

Multiple Contracts. Tax laws require that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year be treated as one annuity contract for purposes of determining the amount includible in gross income under Tax Code Section 72(e). In addition, the
Treasury Department has specific authority to issue regulations that prevent the avoidance of Tax Code Section
72(e) through the serial purchase of annuity contracts or otherwise.

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Withholding. We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding is mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, please contact our Customer Service
Center.

If you or your designated beneficiary is a non-resident alien, then any withholding is governed by Tax Code Section
1441 based on the individual’s citizenship, the country of domicile and treaty status, and we may require additional documentation prior to processing any requested transaction.

Taxation of Qualified Contracts

General
The Contracts are primarily designed for use with IRAs under Tax Code Sections 401, 408 or 408A, and some provisions of 403 and 457 (We refer to all of these as “qualified plans”). The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. The ultimate effect of federal income taxes on the amounts held under a Contract, or on annuity payments, depends on the type of retirement plan and your tax status. Special favorable tax treatment may be available for certain types of contributions and distributions. In addition, certain requirements must be satisfied in purchasing a qualified contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment.

Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59½
(subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Some qualified plans may be subject to additional distribution or other requirements that are not incorporated into the Contract. No attempt is made to provide more than general information about the use of the Contracts with qualified plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The
Company is not bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless we consent.

Contract owners and beneficiaries generally are responsible for determining that contributions, distributions and other transactions with respect to the contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a contract for your particular situation. The following discussion assumes that qualified contracts are purchased with proceeds from and/or contributions under retirement plans or programs that qualify for the intended special federal tax treatment.

Tax Deferral
Under the federal tax laws, earnings on amounts held in annuity contracts are generally not taxed until they are withdrawn. However, in the case of a qualified plan (as defined in this prospectus), an annuity contract is not necessary to obtain this favorable tax treatment and does not provide any tax benefits beyond the deferral already available to the qualified plan itself. Annuities do provide other features and benefits (such as guaranteed living benefits and/or death benefits or the option of lifetime income phase options at established rates) that may be valuable to you. You should discuss your alternatives with your financial representative taking into account the additional fees and expenses you may incur in an annuity.

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Section 401(a), 401(k), Roth 401(k), and 403(a) Plans. Sections 401(a), 401(k), and 403(a) of the Tax
Code permit certain employers to establish various types of retirement plans for employees, and permits self-
employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of Contracts to accumulate retirement savings under the plans. Employers intending to use the
Contract with such plans should seek competent legal advice.

The contracts may also be available as a Roth 401(k), as described in Tax Code Section 402A, and we may set up accounts for you under the Contract for Roth 401(k) contributions (“Roth 401(k) accounts”). Tax Code Section
402A allows employees of certain private employers to contribute after-tax salary contributions to a Roth 401(k), which provides for tax-free distributions, subject to certain restrictions.

Individual Retirement Annuities. Section 408 of the Tax Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (“IRA”). IRAs are subject to limits on the amounts that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Contributions to IRAs must be made in cash or as a rollover or a transfer from another eligible plan. Also, distributions from IRAs, individual retirement accounts, and other types of retirement plans may be “rolled over” on a tax-deferred basis into an IRA. If you make a tax-free rollover of a distribution from an IRA you may not make another tax-free rollover from the IRA within a 1-year period. Sales of the contract for use with IRAs may be subject to special requirements of the IRS.

The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract’s death benefit provisions comply with IRS qualification requirements.

Roth IRAs. Section 408A of the Tax Code permits certain eligible individuals to contribute to a Roth IRA.
Contributions to a Roth IRA are subject to limits on the amount of contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth
IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or a SIMPLE to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

Sales of a contract for use with a Roth IRA may be subject to special requirements of the IRS. The IRS has not reviewed the contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract’s death benefit provisions comply with IRS qualification requirements.

Section 403(b) Tax-Sheltered Annuities. The contracts are no longer available for purchase as Tax Code section 403(b) tax-sheltered annuities. Existing contracts issued as Tax Code section 403(b) tax-sheltered annuities will continue to be maintained as such under the applicable rules and regulations.

The Treasury Department has issued regulations which generally take effect on January 1, 2009. Existing contracts will be modified as necessary to comply with these regulations where allowed, or where required by law in order to maintain their status as section 403(b) tax-sheltered annuities. The final regulations include: (a) the ability to terminate a 403(b) plan, which would entitle a participant to a distribution; (b) the revocation of IRS Revenue
Ruling 90-24, and the resulting increase in restrictions on a participant’s right to transfer his or her 403(b) accounts;
and (3) the imposition of withdrawal restrictions on non-salary reduction contribution amounts, as well as other changes.

Contributions
In order to be excludable from gross income for federal income tax purposes, total annual contributions to certain qualified plans are limited by the Tax Code. You should consult with your tax adviser in connection with contributions to a qualified contract.

Distributions – General
Certain tax rules apply to distributions from the Contract. A distribution is any amount taken from a Contract

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including withdrawals, annuity payments, rollovers, exchanges and death benefit proceeds. We report the taxable portion of all distributions to the IRS.

Section 401(a), 401(k) and 403(a) Plans. Distributions from these plans are taxed as received unless one of the following is true:

The distribution is an eligible rollover distribution and is rolled over to another plan eligible to receive rollovers or to a traditional IRA in accordance with the Tax Code;
You made after-tax contributions to the plan. In this case, depending upon the type of distribution, the amount will be taxed according to the rules detailed in the Tax Code; or
The distribution is a qualified health insurance premium of a retired safety officer as defined in the
Pension Protection Act of 2006.

A payment is an eligible rollover distribution unless it is:

part of a series of substantially equal periodic payments (at least one per year) made over the life expectancy of the participant or the joint life expectancy of the participant and his designated beneficiary or for a specified period of 10 years or more;
a required minimum distribution under Tax Code Section 401(a)(9);
a hardship withdrawal;
otherwise excludable from income; or
Not recognized under applicable regulations as eligible for rollover.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a Contract used with a
401(a), 401(k) or 403(a) plan unless certain exceptions, including one or more of the following, have occurred:

You have become disabled, as defined in the Tax Code;
You have died and the distribution is to your beneficiary;
You have separated from service with the sponsor at or after age 55;
The distribution amount is rolled over into another eligible retirement plan or to an IRA in accordance with the terms of the Tax Code;
You have separated from service with the plan sponsor and the distribution amount is made in substantially equal periodic payments (at least annually) over your life or the life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary;
The distribution is made due to an IRS levy upon your plan;
The withdrawal amount is paid to an alternate payee under a Qualified Domestic Relations Order
(QDRO); or
The distribution is a qualified reservist distribution as defined under the Pension Protection Act of 2006
(401(k) plans only).

In addition, the 10% penalty tax does not apply to the amount of a distribution equal to unreimbursed medical expenses incurred by you during the taxable year that qualify for deduction as specified in the Tax Code. The Tax
Code may provide other exceptions or impose other penalties in other circumstances.

Individual Retirement Annuities. All distributions from an IRA are taxed as received unless either one of the following is true:

The distribution is rolled over to another IRA or to a plan eligible to receive rollovers as permitted under the Tax Code; or
You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.

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The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from an IRA unless certain exceptions, including one or more of the following, have occurred:

You have attained age 59½;
You have become disabled, as defined in the Tax Code;
You have died and the distribution is to your beneficiary;
The distribution amount is rolled over into another eligible retirement plan or to an IRA in accordance with the terms of the Tax Code;
The distribution is made due to an IRS levy upon your plan;
The withdrawal amount is paid to an alternate payee under a Qualified Domestic Relations Order
(QDRO); or
The distribution is a qualified reservist distribution as defined under the Pension Protection Act of 2006.

In addition, the 10% penalty tax does not apply to a distribution made from an IRA to pay for health insurance premiums for certain unemployed individuals, a qualified first-time home purchase, or for higher education expenses.

Roth IRAs. A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and
Made after you attain age 59½, die, become disabled as defined in the Tax Code, or for a qualified first-
time home purchase.

If a distribution is not qualified, generally it will be taxable to the extent of the accumulated earnings. A partial distribution will first be treated as a return of contributions which is not taxable and then as taxable accumulated earnings.

The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a Roth IRA that is not a qualified distribution unless certain exceptions have occurred. In general, the exceptions for an IRA listed above also apply to a distribution from a Roth IRA that is not a qualified distribution or a rollover to a Roth IRA that is not a qualified rollover contribution. The 10% penalty tax is also waived on a distribution made from a Roth IRA to pay for health insurance premiums for certain unemployed individuals, used for a qualified first-time home purchase, or for higher education expenses.

403(b) Plans. Distributions from your contract are subject to the requirements of Code Section 403(b), the
Treasury Regulations, and, if applicable, the Plan under which the assets in your contract are covered. In accordance with Code Section 403(b) and the Treasury Regulations, we have no responsibility or obligation to make any distribution (including distributions due to loans, annuity payouts, qualified domestic relations orders, hardship withdrawals and systematic distributions options) from your contract until we have received instructions or information from your Employer and/or its designee or, if permitted under Code Section 403(b) and the Treasury
Regulations, you in a form acceptable to us and necessary for us to administer your contract in accordance with
Code Section 403(b) the Treasury Regulations, and, if applicable, the Plan.

All distributions from these plans are taxed as received unless one of the following is true:

The distribution is an eligible rollover distribution and is rolled over to another plan eligible to receive rollovers or to a traditional IRA in accordance with the Tax Code;
You made after-tax contributions to the plan. In this case, depending upon the type of distribution, the amount will be taxed according to the rules detailed in the Tax Code; or
The distribution is a qualified health insurance premium of a retired public safety officer as defined in the
Pension Protection Act of 2006.

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A payment is an eligible rollover distribution unless it is:

Part of a series of substantially equal periodic payments (at least one per year) made over the life expectancy of the participant or the joint life expectancy of the participant and his designated beneficiary or for a specified period of 10 years or more;
A required minimum distribution under Tax Code section 401(a)(9);
A hardship withdrawal;
Otherwise excludable from income; or
Not recognized under applicable regulations as eligible for rollover.

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The Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from a contract used with a
403(b) plan, unless certain exceptions have occurred. In general, the exceptions for an IRA listed above also apply to a distribution from a 403(b) plan, plus in the event you have separated from service with the sponsor at or after age 55, or you have separated from service with the plan sponsor and the distribution amount is made in substantially equal periodic payments (at least annually) over your life or the life expectancy or the joint lives or joint life expectancies of you and your designated beneficiary. In addition, the 10% penalty tax does not apply to the amount of a distribution equal to unreimbursed medical expenses incurred by you during the taxable year that qualify for deduction as specified in the Tax Code. The Tax Code may provide other exceptions or impose other penalty taxes in other circumstances.

Distribution of amounts restricted under Tax Code section 403(b)(11) may only occur upon your death, attainment of age 59½, severance from employment, disability or financial hardship. Such distributions remain subject to other applicable restrictions under the Tax Code and the regulations.

Special Disaster Relief. In 2005, 2007 and 2008 Congress temporarily provided taxpayers with certain kinds of relief which eased the complex rules covering withdrawals by individuals who suffered economic losses due to natural disasters such as Hurricanes Katrina, Rita and Wilma as well as tornados and floods. Please consult a qualified tax adviser for further information if there is any question as to whether such relief is available.

Lifetime Required Minimum Distributions (Sections 401(a), 401(k), Roth 401(k), 403(a), 403(b) and
IRAs only).

To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code. These rules may dictate the following:

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Start date for distributions;
The time period in which all amounts in your account(s) must be distributed; and
Distribution amounts.

Start Date and Time Period. Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70½. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:

Over your life or the joint lives of you and your designated beneficiary; or
Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.

Distribution Amounts. The amount of each required distribution must be calculated in accordance with Tax Code Section 401(a)(9). The entire interest in the account includes the amount of any outstanding rollover,

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transfer, recharacterization, if applicable, and the actuarial present value of other benefits provided under the account, such as guaranteed death benefits.

50% Excise Tax. If you fail to receive the minimum required distribution for any tax year, a 50%
excise tax may be imposed on the required amount that was not distributed.

Lifetime Required Minimum Distributions are not applicable to Roth IRAs during your lifetime. Further information regarding required minimum distributions may be found in your contract.

Required Distributions Upon Death (Sections 401(a), 401(k), Roth 401(k), 403(a), 403(b), IRAs and
Roth IRAs Only). Different distribution requirements apply after your death, depending upon if you have been receiving required minimum distributions. Further information regarding required distributions upon death may be found in your contract.

If your death occurs on or after you begin receiving minimum distributions under the contract, distributions generally must be made at least as rapidly as under the method in effect at the time of your death. Tax Code Section
401(a)(9) provides specific rules for calculating the required minimum distributions after your death.

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you died on September 1, 2006, your entire balance must be distributed to the designated beneficiary by
December 31, 2011. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time frames:

Over the life of the designated beneficiary; or
Over a period not extending beyond the life expectancy of the designated beneficiary.

Start Dates for Spousal Beneficiaries. If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

December 31 of the calendar year following the calendar year of your death; or
December 31 of the calendar year in which you would have attained age 70½.

     No designated beneficiary. If there is no designated beneficiary, the entire interest generally must be distributed by the end of the calendar containing the fifth anniversary of the contract owner’s death.

     Special Rule for IRA Spousal Beneficiaries (IRAs and Roth IRAs Only). In lieu of taking a distribution under these rules, if the sole designated beneficiary is the contract owner’s surviving spouse, the spousal beneficiary may elect to treat the contract as his or her own IRA and defer taking a distribution until his or her own start date. The surviving spouse is deemed to have made such an election if the surviving spouse makes a rollover to or from the contract or fails to take a distribution within the required time period.

Withholding

     Any taxable distributions under the contract are generally subject to withholding. Federal income tax liability rates vary according to the type of distribution and the recipient’s tax status.

     401(a), 401(k), Roth 401(k), 403(a) and 403(b). Generally, distributions from these plans are subject to mandatory 20% federal income tax withholding. However, mandatory withholding will not be required if you elect a direct rollover of the distributions to an eligible retirement plan or in the case of certain distributions described in the Tax Code.

     IRAs and Roth IRAs. Generally, you or, if applicable, a designated beneficiary may elect not to have tax withheld from distributions.

Non-resident Aliens. If you or your designated beneficiary is a non-resident alien, then any withholding is

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governed by Tax Code section 1441 based on the individual’s citizenship, the country of domicile and treaty status, and we may require additional documentation prior to processing any requested distribution.

Assignment and Other Transfers

IRAS and Roth IRAs. The Tax Code does not allow a transfer or assignment of your rights under these contracts except in limited circumstances. Adverse tax consequences may result if you assign or transfer your interest in the contract to persons other than your spouse incident to a divorce. Anyone contemplating such an assignment or transfer should contact a qualified tax adviser regarding the potential tax effects of such a transaction.

Section 403(b) Plans. Adverse tax consequences to the plan and/or to you may result if your beneficial interest in the contract is assigned or transferred to persons other than:

A plan participant as a means to provide benefit payments;
An alternate payee under a qualified domestic relations order in accordance with Tax Code section
414(p); or
The Company as collateral for a loan.

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Possible Changes in Taxation
Although the likelihood of legislative change and tax reform is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

Same-Sex Marriages
Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a qualified tax adviser. In certain states, to the extent that an annuity contract or certificate offers to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any Contract Owner’s spouse.

Taxation of Company
We are taxed as a life insurance company under the Tax Code.

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APPENDIX A

Market Value Adjustment Examples

Example #1: Full Surrender¾ Example of a Negative Market Value Adjustment
Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate (“I”) of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the
Account Value on the date of surrender is $115,000; that the then Index Rate for a 7-year guaranteed interest period
(“J”) is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

Calculate the Market Value Adjustment

1.	N = 2,555 ( 365 x 7 )

2.	Market Value Adjustment = $115,000 [x]	[(	1.05	)2,555/365	-1	] =$-10,870
			1.0650

Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,130 ($115,000 - $10,870).

Example #2: Full Surrender¾ Example of a Positive Market Value Adjustment
Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate (“I”) of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the
Account Value on the date of surrender is $115,000; that the then Index Rate for a 7-year guaranteed interest period
(“J”) is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

Calculate the Market Value Adjustment

1.	N = 2,555 ( 365 x 7 )

2.	Market Value Adjustment = $115,000 [x]	[(	1.05	)2,555/365	-1	] =$3,907
			1.0450

Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,907 ($115,000 + $3,907).

Example #3: Withdrawal¾Example of a Negative Market Value Adjustment
Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate (“I”) of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period;
that the Account Value on the date of withdrawal is $250,000; that the then Index Rate (“J”) for a 7-year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.	N = 2,555 ( 365 x 7 )

2.	Amount that must be withdrawn =	[ $128,000 /	( 1.06501.05	)2,555/365	] =$141,362

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Then calculate the Market Value Adjustment on that amount.

3. Market Value Adjustment = $141, 362 [x] [(	1.05	)2,555/365	-1	] =$-13,362
1.0650

Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The
Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the
Market Value Adjustment of $13,362, for a total reduction in the Fixed Interest Allocation of $141,362.

Example #4: Withdrawal¾Example of a Positive Market Value Adjustment
Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the
Account Value on the date of withdrawal is $250,000; that the then Index Rate (“J”) for a 7-year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.	N = 2,555 ( 365 x 7 )
2.	Amount that must be withdrawn =	[ $128,000 /	( 1.04501.05	)2,555/365	] =$123,794

Then calculate the Market Value Adjustment on that amount.

3.	Market Value Adjustment = $123,794 [x]	[(	1.05	)2,555/365	-1	] =$4,206
1.0450

Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The
Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market
Value Adjustment of $4,206, for a total reduction in the Fixed Interest Allocation of $123,794.

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APPENDIX B

Surrender Charge Examples

Example #1: Surrender Charges¾ Partial Withdrawal in Excess of Free Withdrawal Amount

The following assumes you made an initial single premium payment of $100,000 into the 10-year guarantee period with an interest rate of 7.50%. It also assumes a withdrawal at the beginning of the fifth contract year of 20% of the contract value. The accumulation value as of the beginning of the fifth contract year is $133,546.91. The interest earned in the last 12 months as of the beginning of the fifth contract year is $9,317.23.

In this example, $9,317.23 (last 12 months’ interest earnings) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total amount withdrawn from the Contract would be $26,709.38 ($133,546.91 x .20). Therefore, $17,392.15 ($26,709.38 – $9,317.23) is considered an excess withdrawal and would be subject to a surrender charge of $724.67 ($17,392.15 x (1/(1-.04)-1)). The amount of the withdrawal paid to you will be $26,709.38, and in addition, $724.67 will be deducted from your contract value.

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

Example #2: Surrender Charges¾ Free Partial Withdrawal Followed by Full Surrender

The following assumes you made an initial single premium payment of $100,000 into the 10-year guarantee period with an interest rate of 6.00%. It also assumes a free partial withdrawal at the beginning of the fifth contract year of
$7,146.10, followed by a full surrender 183 days later.

The accumulation value as of the beginning of the fifth contract year is $126,247.70. The interest earned in the last
12 months as of the beginning of the fifth contract year is $7,146.10. In this example, $7,146.10 (last 12 months’
interest earnings) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The accumulation value immediately after the partial withdrawal is $119,101.60.

Assume that 183 days later the policy is surrendered. The accumulation value has grown to $122,632.40
($119,101.60 x (1.06(183/365))). On full surrender, surrender charges are applied to all amounts withdrawn in that contract year. The cash surrender value is calculated as follows.

1.	The surrender charge on the free partial withdrawal amount is $297.75 ($7146.10 x (1/(1-.04) -1)).
2.	The adjusted accumulation value is $122,334.65 ($122,632.40 - $297.75).
3.	The surrender charge upon surrender is $4,893.39 ($122,334.65 x .04).
4.	The cash surrender value is $117,441.26 ($122,334.65 - $4,893.39).

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

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ING USA Annuity and Life Insurance Company
ING USA Annuity and Life Insurance Company is a stock company domiciled in Iowa.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ING USA Annuity and Life Insurance Company (ING USA) shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ING
USA as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ING USA may also, to the extent permitted by law, indemnify any other person who is or was serving ING USA in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Iowa, ING America Insurance Holdings, Inc. maintains
Professional Liability and fidelity bond insurance policies issued by an international insurer. The policies cover ING
America Insurance Holdings, Inc. and any company in which ING America Insurance Holdings, Inc. has a controlling financial interest of 50% or more. These policies include the principal underwriter, as well as, the depositor and any/all assets under the care, custody and control of ING America Insurance Holdings, Inc. and/or its subsidiaries. The policies provide for the following types of coverage: errors and omissions/professional liability, employment practices liability and fidelity/crime.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification
(except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
	3(a)	Amendment to Articles of Incorporation Providing for the Name Change of Golden American Life
Insurance Company, dated (11/21/03), incorporated herein by reference to Post-Effective Amendment
No. 1 to a Registration Statement on Form S-1 for ING USA Annuity and Life Insurance Company
filed with the Securities and Exchange Commission on April 9, 2007 (File Nos. 333-133076).

3(b)	Amendment to Articles of Incorporation Providing for the Change in Purpose and Powers of ING USA
Annuity and Life Insurance Company, dated (03/04/04), incorporated herein by reference to Post-
Effective Amendment No. 1 to a Registration Statement on Form S-1 for ING USA Annuity and Life
Insurance Company filed with the Securities and Exchange Commission on April 9, 2007 (File Nos.
333-133076).

3(c)	Amended and Restated By-Laws of ING USA Annuity and Life Insurance Company, dated (12/15/04), incorporated herein by reference to Post-Effective Amendment No. 1 to a Registration Statement on
Form S-1 for ING USA Annuity and Life Insurance Company filed with the Securities and Exchange
Commission on April 9, 2007 (File Nos. 333-133076).

3(d)	Resolution of Board of Directors for Powers of Attorney, dated (04/23/99), incorporated herein by reference to Post Effective Amendment No. 5 to a Registration Statement on Form N-4 for Golden
American Life Insurance Company Separate Account B filed with the Securities and Exchange
Commission on April 23, 1999 (File Nos. 333-28679, 811-05626).

3(e)	Articles of Merger and Agreement and Plan of Merger of USGALC, ULAIC, ELICI into GALIC and renamed ING USA Annuity and Life Insurance Company, effective date (01/01/04), dated (06/25/03), incorporated herein by reference to Post-Effective Amendment No. 25 to a Registration Statement on
Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the
Securities and Exchange Commission on February 13, 2004 (File Nos. 333-28679, 811-05626).

4(a)	Single Premium Deferred Modified Guaranteed Annuity Contract, incorporated herein by reference to
Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life
Insurance Company filed with the Securities and Exchange Commission on September 13, 2000 (File
No. 333-40596).

4(b)	Single Premium Deferred Modified Guaranteed Annuity Master Contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden
American Life Insurance Company filed with the Securities and Exchange Commission on September
13, 2000 (File No. 333-40596).

4(c)	Single Premium Deferred Modified Guaranteed Annuity Certificate, incorporated herein by reference to
Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life
Insurance Company filed with the Securities and Exchange Commission on September 13, 2000 (File
No. 333-40596).

4(d)	Single Premium Deferred Modified Guaranteed Annuity Application, incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life
Insurance Company filed with the Securities and Exchange Commission on September 13, 2000 (File
No. 333-40596).

4(e)	Single Premium Deferred Modified Guaranteed Annuity Enrollment Form, incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden
American Life Insurance Company filed with the Securities and Exchange Commission on September
13, 2000 (File No. 333-40596).

4(f)	Individual Retirement Annuity Rider, incorporated herein by reference to Post-Effective Amendment
No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate
Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(g)	Roth Individual Retirement Annuity Rider, incorporated herein by reference to Post-Effective
Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance
Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

	4(h)	Simple Retirement Account Rider, incorporated herein by reference to Post-Effective Amendment No.
34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate
Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

	4(i)	403(b) Rider, incorporated herein by reference to Post-Effective Amendment No. 34 to Registration
Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed on
April 15, 2003 (File Nos. 033-23351, 811-05626).

	4(j)	Company Address and Name Change Endorsement, incorporated herein by reference to Post-Effective
Amendment No. 25 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance
Company Separate Account B filed with the Securities and Exchange Commission on February 13,
2004 (File Nos. 333-28679, 811-05626).

	5	Opinion of Counsel, attached.

	10	Material contracts are listed under Item 15 in the Company's Form 10-K for the fiscal year ended
December 31, 2009 (File No. 001-32625), as filed with the Commission on March 31, 2010. Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K.

	23(a)	Consent of Independent Registered Public Accounting Firm, attached.

23(b) Consent of Counsel, incorporated in Item 5 of this Part II, together with the Opinion of Counsel.

	24	Powers of Attorney, attached.

Exhibits other than those listed above are omitted because they are not required or are not applicable.

(b)		Financial Statement Schedules:
ING USA Annuity and Life Insurance Company Form 10-K for the fiscal year ended December 31,
2009 is incorporated by reference into Part I within the Prospectus.

ITEM 17. UNDERTAKINGS

(a) Rule 415 offerings. The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation
S-K:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relaying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for Acceleration of Effective Date:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective
Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 21st day of April, 2010.

By: ING USA ANNUITY AND LIFE INSURANCE COMPANY
(Registrant)

By: ________________
Michael S. Smith*
President and Director (principal executive officer)

By: /s/ John S. Kreighbaum
John S. (Scott) Kreighbaum as
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration
Statement has been signed by the following persons in the capacities indicated on April 21, 2010.

Signatures	Titles

President and Director
Michael S. Smith*	(principal executive officer)

Director and Chairman
Thomas J. McInerney*

Senior Vice President and Chief Accounting Officer
Steven T. Pierson*

Director, Executive Vice President and Chief Financial Officer
Ewout L. Steenbergen*

Director
Robert G. Leary*

Director
Donald W. Britton*

Director and Senior Vice President
Catherine H. Smith*

By: /s/ John S. Kreighbaum
John S. (Scott) Kreighbaum as
Attorney-in-Fact

*Executed by John S. (Scott) Kreighbaum on behalf of those indicated pursuant to Powers of Attorney.

EXHIBIT INDEX

ITEM	EXHIBIT	PAGE #

16(a)5	Opinion of Counsel	EX-5
16(a)23(a)	Consent of Independent Registered Public Accounting Firm	EX-23.A
16(a)23(b)	Consent of Counsel	*
16(a)24	Powers of Attorney	EX-24
________________________
*Included in Exhibit 5 above